UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2009

JOBSINSITE, INC.

(Exact name of registrant as specified in its charter)

         New York                                         333-137624                                                 90-0191208

(State or other jurisdiction                        (Commission                                             (IRS Employer

             of incorporation)                                 File Number)                                          Identification No.)

118 West 117th Street, Suite 3, NY, NY 10026

(Address of principal executive offices) (Zip Code)

(646) 483-4386

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On January 2nd  2009 Jobsinsite, Inc.’s (the “Company”) Chief Executive Officer and Chief Financial Officer and Principal Accounting Officer  Kofi Kankam, and Kevin Cadette respectively, who were each  owners of  965,851 shares of the Company’s common stock entered in to a stock purchase agreement with International Capital Trust LLC which resulted in International Capital Trust LLC’s assumption of control of the Company and ownership of approximately 90% of the Company’s outstanding common stock, which it acquired from the Messrs. Kankam, Cadette and other shareholders for an aggregate purchase price of two hundred and fifty thousand U.S. dollars ($250,000 USD,) inclusive of legal and advisory fees, with cash International Capital Trust LLC had on hand.

A complete description of the Company’s securities can be found in its September 28, 2006 SB-2 filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and subsequent to the stock purchase agreement by and between Messrs. Kankam, Cadette and International Capital Trust LLC; the registrant's principal executive officers and directors have appointed Adam Laufer as president and chief executive officer of the registrant and have agreed to appoint Mr. Laufer to the company’s board of directors contemporaneous to their individual resignations; effective 10 days following the mailing of the company’s schedule 14f1 to its shareholders.

Mr. Laufer, 34, was appointed as president, secretary, and treasurer of the registrant on January 2, 2009.  Mr. Laufer, is a Miami based attorney whose primary area of practice is corporate securities law. Mr. Laufer has significant experience in working with, start-up, development stage and micro cap businesses in developing their business plan, identifying funding and growth opportunities, and in implementing liquidity strategies. Mr. Laufer sits on the board of directors of a national youth sports organization. Mr. Laufer graduated from Florida International University with a Bachelors of Arts degree in political science in 1996 and received his Juris Doctorate from the University of Miami School of Law in 1999.  Mr. Laufer is a member in good standing of the Florida Bar.

Family Relationships

Mr. Laufer has no family relationships with any of our directors and/or executive officers.

Transactions with Related Persons, Promoters and Certain Control Persons

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of our average total assets for the last two fiscal years, and in which, to our knowledge, with Mr. Laufer.

There are presently no material plans, contracts or arrangements (whether or not written) that provide for any grant or award to Mr. Laufer or any of the registrant’s officers or directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Jobsinsite has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 9, 2008

JOBSINSITE, INC.

By:  /s/Adam Laufer